UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT: March 24, 2011

GOLDEN GROWERS COOPERATIVE

(Exact name of registrant as specified in its charter)

Minnesota	000-53957	21-1312571
(State or other jurisdiction of Incorporation)	(Commission) File Number)	(I.R.S. Employer Identification No.)

112 ROBERTS STREET SUITE 111 FARGO, ND 58102	(701) 281-0468
(Address of principal executive offices)	(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

Golden Growers Cooperative (the “Cooperative”) held its annual member meeting on March 24, 2011 during which its members elected directors from each of the five geographical districts established by the Cooperative’s Amended and Restated Bylaws.

From the Southwest district, the members located in that district re-elected Chris Johnson as a director.  He received 30 of the 30 votes cast.  His new three-year term begins on March 24, 2011 and expires in March 2014.  Randall Mauch and Bruce Speich will continue as directors for the Southwest district.

From the Northeast district, the members located in that district re-elected Shaun Beauclair as a director.  He received 18 of the 20 votes cast, with 2 spoiled ballots.  His new three-year term begins on March 24, 2011 and expires in March 2014.  Gary Jirak and Tom Jennen will continue as directors for the Northeast district.

From the Northwest district, the members located in that district re-elected Glenn Johnson as a director.  He received 18 of the 18 votes cast.  His new three-year term begins on March 24, 2011 and expires in March 2014.  Leslie Nesvig and Nicolas Pyle will continue as directors for the Northwest district.

From the Southeast district, the members located in that district re-elected Bernard DeCock as a director.  He received 10 of the 10 votes cast.  His new three-year term begins on March 24, 2011 and expires in March 2014.  Byron Koehl and Jason Medhaug will continue as directors for the Southeast district

From the East Central district, the members located in that district elected Mark Harless as a director.  He received 30 of the 30 votes cast.  His new three-year term begins on March 24, 2011 and expires in March 2014.  Mr. Harless was elected to fill the directorship vacated by Mr. Robert Miller, who did not stand for re-election because he has reached his term limit.  David Benedict and Paul Borgen will continue as directors for the East Central district.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GOLDEN GROWERS COOPERATIVE

Dated:	March 28, 2011	/s/ Mark C. Dillon
		By:	Mark C. Dillon
		Its:	Executive Vice President and Chief Executive Officer